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                                                                    EXHIBIT 23.9



                            CONSENT OF OGILVY RENAULT

         We hereby consent to the filing of our opinion as an Exhibit to the Registration Statement on Form S-4 relating to the Merger (the "Merger") of a wholly-owned subsidiary of Toreador Resources Corporation with and into Madison Oil Company and to the references to our firm name in sections of such Registration Statement entitled Material Canadian Income Tax Consequences of the Merger and the Legal Matters sections and any summaries of our opinion contained in any such sections. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                     /s/ OGILVY RENAULT
                                                     ------------------
                                                     OGILVY RENAULT


November 29, 2001